Exhibit 3.3

                                     BYLAWS

                                       OF

                           OBSIDIAN ENTERPRISES, INC.
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                     (Restated Effective September 27, 2002)




                                    ARTICLE 1
                                 Identification

     Section 1.01. Name. The name of the Corporation is Obsidian Enterprises, Inc. (the "Corporation").

     Section 1.02. Place of Keeping Corporate Books and Records. The books of account, records, documents and papers of the Corporation shall be kept at 111 Monument Circle, Suite 3680, Indianapolis, Indiana 46204 or any other place or places within or without the States of Delaware and Indiana as directed by the Board of Directors. In the absence of a direction, the books of account, records, documents and papers shall be kept at the principal office of the Corporation.

     Section 1.03. Seal. The Board of Directors of the Corporation may designate the design and cause the Corporation to obtain and use a corporate seal, but the failure of the Board to seal any document shall not affect in any way the validity or effect of such document.

     Section 1.04. Fiscal Year. The fiscal year of the Corporation shall end at such time as the Board of Directors shall determine. In the event the Board of Directors shall not make such a determination, the fiscal year of the Corporation shall continue to be October 31.

                                    ARTICLE 2
                                     SHARES

     Section 2.01. Form; Transfer, Consideration. The interest of each shareholder of the corporation shall be evidenced by certificates representing shares in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe. Certificates representing shares shall have set forth thereon the statements prescribed by law and shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any office who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     Upon compliance with provisions restricting the transferability of shares, if any, transfer of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and upon the surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

     A certificate representing shares shall not be issued until the full amount of consideration therefore has been paid, except as the Business Corporation Law may otherwise permit.

     Section 2.02. Fractions of Shares. The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the Business Corporation Law which shall entitle the holder, in proportion to his fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or nearer form over the manual or facsimile signature of an officer of the corporation or of is agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of shareholder except as therein provided.

     Section 2.03. Replacement of Shares. No certificate representing the shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft as the Board of Directors may require, and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

     Section 2.03. General Regulation. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

                                    ARTICLE 3
                             Meeting of Shareholders

     Section 3.01. Place of Meetings. All meetings of shareholders of the Corporation shall be held at the principal office of the Corporation or at such other place, within or without the States of Delaware and Indiana, as may be specified in the respective notices or waivers of notice thereof.

     Section 3.02. Annual Meeting. The annual meeting of the shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at the office of the corporation in either the State of Delaware or the State of Indiana or at such other place within or without the State of Delaware, and in such date in each fiscal year as may be determined by the Board of Directors. Failure to hold the annual meeting at the designated time shall not work any forfeiture or dissolution of the Corporation or affect the validity of any corporate action.

     Section 3.03. Special Meetings. Special Meetings of the shareholders may be called by the Chairman of the Board of Directors, or the President; and shall be called by the Chairman of the Board of Directors or the President at the request, made in writing to the Corporation's Secretary, of a majority of the Board of Directors or by shareholders holding of record at least twenty-five percent (25%) of all the shares of the stock of the Corporation outstanding and entitled by law or the Articles of Incorporation to vote on the business for which the meeting is being called. Any request for a special meeting of the shareholders shall state the purpose or purposes of the proposed meeting.

     Section 3.04. Record Date. The Board of Directors may fix a record date, not exceeding seventy (70) days prior to the date of any meeting of shareholders, for the purpose of determining the shareholders entitled to notice of and to vote at such meeting. In the absence of action by the Board of Directors fixing a record date as herein provided, the record date shall be the fourteenth (14th) day prior to the date of the meeting.

     Section 3.05. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and, in the case of a special meeting or when otherwise required by any provision of the Delaware General Business Corporation Law, as amended (the "Act"), as from time to time amended (and any successor act thereto), the Articles of Incorporation or these Bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Corporation or by the persons calling the meeting to each holder of stock of the Corporation at that time entitled to vote, at such address as appears on the records of the Corporation, at least ten (10) days, but not more than sixty (60) days, before the date of the meeting. Each shareholder who has in the manner provided below waived notice of a shareholder's meeting, or who personally attends a shareholder's meeting, or is represented thereat by a proxy duly authorized to appear pursuant to an instrument of proxy complying with the requirement hereinafter set forth, waives objection to lack of notice or defective notice of meeting.

     Section 3.06. Waiver of Notice. Notice of any such meeting may be waived in writing by any shareholder entitled to such notice if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting unless the shareholder or his proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

     Section 3.07. Voting: Record Date; List of Shareholders; Proxies; Inspectors. Every shareholder entitled to vote at any meeting may so vote by proxy and shall be entitled to one vote for each share of common stock entitled to vote and held by him or in the number of votes specified in any designation of rights specified for special class of stock.

     For purposes of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, ant proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for the determination of shareholders, shall be at the close of business on the day next preceding the date on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any purpose, other than that specified in the preceding clause, shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of, or to vote ay, any meeting of shareholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this paragraph for the adjourned meeting.

     A list of shareholders as of the record date, certified by the Secretary or other officer responsible for its preparation, or by the transfer agent, if any, shall be produced at any meeting of shareholders upon the request thereat, or prior thereto, of any shareholder. If the right to vote at any meeting is challenged, the inspectors or election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to the shareholders entitled to vote thereat may vote at such meeting.

     Every shareholder may authorize another person or persons to act for him by proxy in all maters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven moths from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by the Business Corporation Law.

     The Board of Directors, in advance of any meeting, may appoint one or more inspectors to act at the meeting or any person presiding at the meeting may, and on the request of any shareholder, shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and such an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consent, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or of any shareholder, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Each inspector shall be entitled to reasonable compensation for his services, to be paid by the corporation.

     Section 3.08. Quorum. At any meeting of shareholders, the holders of a majority of the outstanding shares which may be voted on the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a Quorum. Any or all shareholders or their proxies may participate in the annual or a special meeting by or through the use of telephonic conference or any other means of communication by which all shareholders and proxies participating may simultaneously hear each other during the meeting. A shareholder or a proxy participating in a meeting by telephonic or similar means shall be deemed to be present in person at the meeting. If a quorum exists, action on a matter (other than the election of directors) shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Act or the Articles of Incorporation provide otherwise.

     Section 3.09. Action without Meeting. Pursuant to Delaware General Corporation Law ss. 228, action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all of the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation records.

                                    ARTICLE 4
                               Board of Directors

     Section 4.01. Duties and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of its Board of Directors, comprised of not less than three (3) members. The number of directors may be increased at any time to a maximum of nine (9).

     Section 4.02. Election, Term of Office and Qualification. Directors shall be elected at each annual meeting of the shareholders by the holders of the stock of the Corporation entitled by the Articles of Incorporation to elect directors. Directors shall be elected for a term of one (1) year and shall hold office until their respective successors are elected and qualified. Unless otherwise provided in the Articles of Incorporation of the Corporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which quorum is present. Directors need not to be shareholders of the Corporation, nor residents of either the State of Indiana or the State of Delaware. A decrease in the number of directors at any time shall not shorten the term of any incumbent director.

     Section 4.03. Annual Meeting. Unless otherwise determined by the Chairman of the Board of Directors, the President or the Board of Directors, the Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, or at such other location as is provided in any notice of such meeting, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice shall be required for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be held at any subsequent duly constituted meeting of the Board of Directors.

     Section 4.04. Other Meetings. Regular meeting of the Board of Directors may be held, without notice, at such time as may from time to time be fixed by resolution of the Board. Special meetings of the Board of Directors may be called by the President, or shall be called on the written request of any member of the Board of Directors. Notice of such special meeting shall be sent by the Secretary to each director at his or her residence or usual place of business by letter or telegram, at such time that, in regular course, such notice would reach such place not later than during the second day immediately preceding the day for such meeting; or may be delivered by the Secretary to a director personally at any time during such second preceding day. A director may waive any notice required by the Act, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. Except for waiver by attendance as provided herein below, such waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. By his attendance at or participation in a meeting a director waives his right to object to the lack of notice of such meeting unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Such meetings may be held at any place within or without the States of Delaware or Indiana, as may be specified in the respective notices, or waivers of notice, thereof.

     Section 4.05. Meeting by Telephone. Any or all of the members of Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or the committee by or through the use of telephonic conference or any other means of communication by which all persons participating in the meeting can simultaneously hear each other. Participation by telephonic or similar means shall constitute presence in person at the meeting.

     Section 4.06. Quorum. A majority of the fixed number of the directors prescribed by these Bylaws, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the fillings of vacancies. The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law, the Articles of Incorporation or these Bylaws.

     Section 4.07. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee or with the corporate records.

     Section 4.08. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.09. Removal. Unless the Articles of Incorporation provide otherwise, any director may be removed, either with or without cause, by the shareholders or the Board of Directors; provided, however, that a director may be removed by the shareholders only at a meeting of the shareholders and, provided that there is a quorum present, by the affirmative vote of a majority in number of shares of the shareholders of record present in person or by proxy and entitled to vote for the election of directors, and only if notice of the intention to act upon such matter shall have been given in the notice of such meeting. If the notice calling such meeting shall so provide, the vacancy caused by such removal may be filled at such meeting by vote of the holders of a majority of the outstanding shares present and entitled to vote for the election of directors; provided further, however, that a director may be removed by the Board of Directors at which a quorum is present and by affirmative vote of a majority of the directors, including the director whose removal is being sought, if notice of the intention to act upon such matter shall be given in the notice of calling such meeting.

         Section 4.10. Vacancies. Any vacancy occurring in the Board of Directors, caused by removal, resignation, death or other capacity, or increase in the number of directors, may be filled by a majority vote of the remaining members of the Board of Directors until the next annual meeting or special meeting of the shareholders at which directors are elected. Shareholders shall be notified of any increase in the number of directors and of any increase in the number of directors and of the name, address, and principal occupation of any director elected by the Board to fill any vacancy in the next mailing sent to the shareholders following any such increase or election. If the vote of the remaining members of the Board in filling any such vacancy shall result in a tie, such vacancy shall be filled by vote of the Shareholders at a special meeting called for that purpose.

     Section 4.11. Compensation of Directors. The Board of Directors is empowered and authorized to fix and determine the compensation of directors for attendance at meetings of the Board and additional compensation for such additional services any of such directors may perform.

                                    ARTICLE 5
                          Executive or Other Committee


     Section 5.01.  Designation  of Executive or Other  Committee.  The Board of
Directors may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate one (1) or more of its number to constitute an executive or other committee. The Board of Directors shall have the power at any time to increase or decrease the number of members of the executive or other committee, to fill vacancies thereon, to change any member thereof, and to change the functions or terminate the existence thereof.

     Section 5.02. Standing Committees. The Board of Directors shall appoint two standing committees of the corporation (i) an Audit Committee and (ii) a Compensation Committee .

     Section 5.03. Powers of the Executive or Other Committee. During the intervals between meetings of the Board of Directors, and subject to such limitations as may be required by law or by resolution of the Board of Directors, the executive or other committee shall have and may exercise all of the authority of the Board of Directors, except that the executive or other committee shall not have authority to (i) authorize distributions; (ii) except as otherwise provided in the Act, amend the Articles of Incorporation or adopt, amend or repeal the Bylaws; (iii) approve a plan of merger or consolidation;
(iv) fill vacancies on the Board of Directors or any of its committees; or (v) authorize or approve the issuance or sale, or a contract for sale, of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except the Board of Directors may authorize a committee (or an executive officer of the Corporation designated by the Board of Directors) to take the action described in this Article 5, within limits prescribed by the Board of Directors.

     Section 5.04. Meetings; Procedure; Quorum. Regular meetings of the officers, executive or other committee may be held, without notice, at such time and place as may from time to time, be fixed by resolutions of the committee. Special meetings of the committee may be called at any time by any member of the committee. Notice of such a special meeting shall be sent to each member of the committee at his or her residence or usual place of business by letter or telegram, at such time that, in regular course, such notice would arrive not later than on the date immediately preceding the day for such meeting; or may be delivered to a member personally at any time during such immediately preceding day. Notice of any such meeting need not to be given to any member of a committee who has waived such notice, either in writing or by telegram, arriving either before or after such meeting, or who shall be present at the meeting or who executes a consent to action consistent with the Bylaws. Any meeting of a committee shall be a legal meeting, without notice thereof having been given, if all the members of the committee who have not waived notice thereof in writing or by telegram, shall be present in person. A majority of the committee, from time to time, shall be necessary to constitute a quorum for the transaction of any business, and the act of a majority of the members present at a meeting at which a quorum is present shall be an act of the committee. The members of a committee shall act only as a committee, and the individual members shall have no power as such. All minutes of meetings of a committee shall be submitted to the next succeeding meeting of the Board of Directors for approval; but failure to submit the same or to receive the approval thereof shall not invalidate any completed or incomplete action taken by the Corporation upon authorization by the committee prior to the time at which the same shall have been, or was, submitted as above provided.

                                    ARTICLE 6
                                    Officers

     Section 6.01. Number and Qualifications. The officers of the Corporation may consist of a Chairman and/or a Vice Chairman of the Board of Directors, a President, one (1) or more Vice-Presidents, a Secretary, an Assistant Secretary, a Treasurer, who may also be designated Chief Financial Officer, and such other officers as may be chosen by the Board of Directors at such time and in such manner and for such terms as the Board of Directors may prescribe. The Chairman of the Board and the President shall be chosen from among the directors. Any two
(2) or more offices may be held by the same person.

     Section 6.02. Election and Term of Office. The officers shall be chosen annually by the Board of Directors. Each officer shall hold office until his or her successor is chosen and qualified, or until his or her death, or until he or she shall have resigned, or shall have been removed in the manner hereinafter provided.

     Section 6.03. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, its Chairman, the President or the Secretary. Such resignation shall take effect upon delivery unless a later time is specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 6.04. Removal. Any officer may be removed either with or without cause, at any time, by the Board of Directors.

     Section 6.05. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so chosen shall hold office during the remainder of the term for which his or her predecessor was chosen or as otherwise provided herein.

     Section 6.06. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, stockholders and the executive committee of the Board of Directors, if such committee has been designated. The Chairman shall perform such other duties as may be prescribed, from time to time, by the Board of Directors of the Corporation. He or she and the President shall each have the authority to execute proxies in behalf of the Corporation, to vote stock owned by it in any other corporation and to appoint it, with the Secretary, agents for the Corporation subject to the Act, the Articles of Incorporation and these Bylaws.

     Section 6.07. President. Subject to the general control of the Board of Directors, the President shall manage and supervise all the affairs and personnel of the Corporation and shall discharge all of the usual functions of the chief executive officer of a corporation and perform such other duties as these Bylaws or the Board of Directors may prescribe. In the absence or upon the incapacity of the Chairman of the Board of Directors of the Corporation, the President of the Corporation shall, during such time, preside at meetings of the Board of Directors, the Shareholders and the executive committee of the Board of Directors, if such committee has been designated, and perform the duties and possess the authority of the Chairman of the Board of Directors. The President and the Chairman of the Board of Directors shall each have full authority to execute proxies in behalf of the Corporation, and to vote stock owned by it in any other corporation.

     Section 6.08. Vice-Presidents. Subject to the control of the Board of Directors, the Vice-President shall, in the absence of the President, perform all of the duties and functions of the President during such absence. Subject to the control of the President, the Vice-President of the Corporation shall perform such duties and functions as the Board of Directors and/or the President shall prescribe.

     Section 6.09. Secretary. The Secretary shall attend all meetings of the shareholders and of the Board of Directors, and shall keep or cause to be kept in a book provided for such purpose a true and complete record of proceedings of such meetings, and shall perform a like duty, when required, for all committees appointed by the Board of Directors. He or she shall perform such other duties as these Bylaws, the Board of Directors or the President may prescribe. He shall give all notices the Board of Directors or President may prescribe and, in case of his or her absence, negligence or refusal to do so, any notice may be given by a person so directed by the President or by the requisite number of directors or shareholders upon whose request the meeting is called as provided by these Bylaws.

     Section 6.10. Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Corporation. He or she shall be the legal custodian of all monies, notes, securities and other valuables, which may from time to time come into the possession of the Corporation. He or she shall immediately deposit all funds of the Corporation coming into his or her hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep such bank account in the name of the Corporation. He or she shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform such other duties as these Bylaws, the Board of Directors or the President may prescribe.

     Section 6.11. Assistant Officers. The Board of Directors may from time to time designate and elect assistant officers who shall have such powers and duties as the officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as these Bylaws, the Board of Directors or the chairman of the Board may prescribe. An Assistant Secretary may, in the absence or disability of the Secretary, attest the execution of all documents by the Corporation and further perform the duties of Secretary set forth in Section 6.09.

     Section 6.12. Delegation of Authority. In case of the absence of any of the officers of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer or to any director, for the time being.

     Section 6.13. Vice-Chairman of the Board of Directors. The Vice-Chairman of the Board of Directors shall preside, in the absence of the Chairman of the Board of Directors, at all meetings of directors and stockholders. The Vice-Chairman of the Board of Directors shall not be deemed an officer of the Corporation for any purpose and shall not have the authority to execute instruments on behalf of the Corporation.

                                    ARTICLE 7
                       Special Corporate Acts, Negotiable
                     Instruments, Deeds, Contracts and Stock

     Section 7.01. Execution of Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by the President. The Board of Directors may, however, authorize any one or more of the Corporation's officers to sign checks, drafts, bill of exchange and orders for the payment of money by the Corporation singly and without necessity of countersignature; and the Board of Directors may designate an employee or employees of the Corporation, in addition to those named above, who may, in the name of the Corporation, execute checks, drafts, bills of exchange and orders for payment of money by the Corporation or in its behalf.

     Section 7.02. Execution of Deeds, Contracts, and the Like. All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party shall be executed in its name by any one or more of, the President, Vice-President, Secretary or Treasurer or by any other officer so authorized by the Board of Directors, acting by resolution; and the Secretary, when necessary or required, shall attest the execution thereof.

     Section 7.03. Ordinary Contracts and Agreements. All written contracts and agreements into which the Corporation enters in the ordinary course of business operations shall be executed by any officer of the Corporation or by any other employee or agent of the Corporation designated by an officer of the Corporation to execute such contracts and agreements.

     Section 7.04. Endorsement for Certificates for Shares. Unless otherwise directed by the Board of Directors, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) shall, for sale or transfer, be endorsed in the name of the Corporation by the President and such endorsement shall be duly attested by the Secretary.

     Section 7.05. Voting of Shares Owned by a Corporation. Unless otherwise directed by the Board of Directors, any share or shares issued by any other corporation and owned, or controlled by the Corporation may be voted at any other shareholders' meeting of such other corporation by the President, Vice-President, Secretary or Treasurer of the Corporation. Whenever, in the judgment of the President, it is appropriate for the Corporation to execute a proxy or give a shareholder's consent with respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President, Vice-President, Secretary or the Treasurer. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.

                                    ARTICLE 8
                    Indemnification of Officers and Directors

     Section 8.01. Indemnification. The Corporation shall indemnify each member of the Board of Directors, each incorporator, and each officer of the Corporation against all liability and expenses (including legal fees and disbursements), judgments, fines, penalties and amounts paid in settlement or upon execution of judgment, that may be incurred on his or her behalf, to the fullest extent now and hereafter permitted by law, in connection with any threatened, pending or completed action, suit, proceeding, including the appeal thereof, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him or her by any reason of his or her performance as a director of officer of the Corporation, or in any other capacity on behalf of Corporation and shall continue as to an individual who has ceased to be a director of officer of the Corporation, and shall inure to the benefit of the heirs, executors, administrators and legal representatives of such individual. The rights of indemnification provided for herein shall not be deemed the exclusive rights to which any director or officer of the Corporation may be entitled. The Corporation may, at the discretion of the Board of Directors, indemnify and advance expenses to an employee or agent of the Corporation, whether or not a director of an officer, to the same extent as to a director or an officer.

     Section 8.02. Expenses. All direct expenses incurred by one or more individuals entitled to be indemnified by the Corporation in defending any such action, suit or proceeding shall be paid by the Corporation on behalf of each such individual as such expenses are incurred, in advance of the final disposition of such action, suit or proceeding if:

     (a) the individual entitled to indemnification furnished the Corporation a written affirmation of such individual's good faith belief that such individual has met the standard of conduct required by law; and

     (b) the individual entitled to indemnification furnished the Corporation a written undertaking, executed personally or on the individual's behalf, to repay the advance if it is ultimately determined that the individual did not meet the required standard of conduct; and

     (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under applicable law.

     Section 8.03. Liability Insurance. The Corporation shall purchase and maintain, on behalf of any person who is a shareholder, director, officer, employee or agent liability insurance to protect against claims, against him or her, incurred by him or her in any such capacity, or arising out of his or her status as such whether or not the Corporation would have the power to indemnify him or her against such liability under law.

         Section 8.04. Effect of Indemnification Rights. The foregoing provisions for indemnification shall be deemed to be a contract between the Corporation and each person entitled to indemnification thereunder and no such person's rights to indemnification shall be diminished or otherwise adversely affected by any repeal, amendment or modification of the foregoing provisions which occurs subsequent to such person becoming an officer, director, employee or agent of the Corporation.


                                    ARTICLE 9
                                   Amendments

     The shareholders entitled to vote in the election of directors may amend or repeal the By-Laws and may adopt new By-Laws. Except as otherwise require by law or by the provisions of these By-Laws, the Board of Directors may also amend or repeal the By-Laws and adopt new By-Laws, but By-Laws adopted by the Board of Directors may be amended or repealed by the said shareholders.